SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 15, 2010

Lateral Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-136806	98-0539032
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2000 Avenue of the Stars, Suite 410
Los Angeles, CA 90067

(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

 (Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 22, 2010, Lateral Media, Inc. (the “Company”) entered into Amendment No. 1 to Promissory Note (the “Amendment”) with Trinad Capital Master Fund, Ltd. (“Trinad”), pursuant to which the parties amended that certain promissory note (the “Note”) issued to Trinad on December 29, 2009, as described in that certain Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 31, 2009. Pursuant to the Amendment, the parties (i) increased the principal amount available under the Note from $200,000 to $500,000 and (ii) extended the maturity date of the Note to December 31, 2010. The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the resignation of Jeffrey Schwartz from the Board of Directors of the Company, as described in Item 5.02 of this Current Report on Form 8-K, on February 15, 2010, Grupo Grandioso, LLC (“Grupo Grandioso”), a company of which Mr. Schwartz is managing member, relinquished payment of that certain unsecured contingent promissory note issued by the Company to Grupo Grandioso on December 2, 2008, as described in that certain Current Report on Form 8-K filed with the SEC on December 8, 2008. In connection with the relinquishment, there were no early termination penalties incurred by the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)           Effective February 15, 2010, Jeffrey Schwartz resigned from the Board of Directors of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Amendment No. 1 to Promissory Note issued to Trinad Capital Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATERAL MEDIA, INC.

Date: April 22, 2010	By:	/s/ Charles Bentz
	Name:	Charles Bentz
	Title:	Chief Financial Officer